UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 6, 2014, CDW LLC (“CDW”) amended, extended and increased the size of its senior secured asset-based revolving credit facility. The terms of the revolving credit facility are set forth in the Amended and Restated Revolving Loan Credit Agreement, dated June 6, 2014, by and among CDW, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, GE Commercial Distribution Finance Corporation, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, co-syndication agents and co-documentation agents party thereto (the “A&R Revolving Loan Agreement”). The A&R Revolving Loan Agreement amends and restates CDW’s prior revolving loan credit agreement, dated June 24, 2011, by and among CDW, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, GE Commercial Distribution Finance Corporation, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, syndication agent and co-documentation agents party thereto (the “Original Revolving Loan Agreement”). Borrowings under the revolving credit facility will continue to bear interest at a variable interest rate (based on one of two indices, either LIBOR or an alternate base rate outlined in the A&R Revolving Loan Agreement) plus an applicable margin based upon average daily excess cash availability.

The A&R Revolving Loan Agreement, among other things, (i) increases the overall revolving credit facility from $900.0 million to $1,250.0 million, (ii) increases the maximum aggregate amount of incremental increases that may be made to the revolving credit facility from $200.0 million to $300.0 million, (iii) removes the limit on the floorplan sub-facility, (iv) reduces the fee on the unused portion of the revolving credit facility from either 37.5 or 50 basis points to 25 basis points, (v) extends the maturity date from June 24, 2016 to June 6, 2019, and (vi) reduces the pricing grid by 50 basis points (with an additional reduction of 25 basis points if, and for as long as, CDW’s corporate credit rating is BB or better and CDW’s corporate family rating is Ba3 or better, in each case with stable or better outlook).

CDW’s ability to borrow under the revolving credit facility remains limited by a minimum liquidity condition, which has been amended to provide that, if excess cash availability is less than the lesser of (i) $125.0 million (up from $90.0 million in the Original Revolving Loan Agreement) and (ii) the greater of (A) 10% of the borrowing base and (B) $100.0 million (up from $60.0 million in the Original Revolving Loan Agreement), the lenders are not required to lend any additional amounts under the revolving credit facility unless the consolidated fixed charge coverage ratio (as described in the A&R Revolving Loan Agreement) is at least 1.00 to 1.00.

The description of the A&R Revolving Loan Agreement contained in this Current Report on Form 8-K does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the A&R Revolving Loan Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 1.02.	Termination of Material Definitive Agreement.

On June 6, 2014, the Original Revolving Loan Agreement was amended and restated by the A&R Revolving Loan Agreement. The discussion of the amendment and restatement of the Original Revolving Loan Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the A&R Revolving Loan Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Revolving Loan Credit Agreement, dated as of June 6, 2014, by and among CDW LLC, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, GE Commercial Distribution Finance Corporation, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, co-syndication agents and co-documentation agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: June 9, 2014	By:	/s/ Christine A. Leahy
Christine A. Leahy
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Revolving Loan Credit Agreement, dated as of June 6, 2014, by and among CDW LLC, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, GE Commercial Distribution Finance Corporation, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, co-syndication agents and co-documentation agents party thereto.